CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF
CORPORATE EQUITY INVESTMENTS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corporate Equity Investments, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chase Chandler, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /S/ Chase Chandler

Chase Chandler
Chief Financial Officer
May 15, 2009

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.